EXHIBIT 99

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244

Certified Public Accountants & Management Consultants	1715 Highway 35 Middletown, NJ 07748

March 1, 2013

Mr. George J. Coates
President and Chief Executive Officer
Coates International, Ltd.
Highway 34 & Ridgewood Road
Wall Township, New Jersey 07719

Dear Mr. Coates,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of  Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between Coates Interntional, Ltd. (Commission File Number 000-33155) and Meyler, independent registered public accounting firm, has ceased effective March 1, 2013.

Sincerely,

/s/Meyler & Company, LLC

cc:   PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561